EXHIBIT 5.1

May 20, 2005

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Associate General Counsel and Secretary of FTI Consulting, Inc., a Maryland corporation (the “Company”). I have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) and the filing thereof with the Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register under the Securities Act of 1933, as amended, 250,000 shares, par value $0.01 per share, of Common Stock of the Company (the “Shares”) to be issued and sold from time to time pursuant to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended (the “Plan”). The opinion hereinafter set forth is given pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

As the Company’s Associate General Counsel and Secretary, I am generally familiar with the proceedings that the Company and its directors and stockholders have taken in connection with the authorization, reservation and registration of the Shares and the terms of the Plan.

I have examined those instruments, documents and records, which I have deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to me as copies, and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates that I have reviewed in connection herewith.

The opinion is furnished for the benefit of the Commission solely with regard to the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by, or filed with, any other person or entity without the prior written permission of the Company.

I am admitted to the Bar of the State of Maryland and am duly qualified to practice law in that State. No opinion is expressed herein concerning any matter respecting or affected by any laws other than the laws of the State of Maryland (exclusive of the principles of conflict of laws) that are now in effect and that, in the exercise of

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Securities and Exchange Commission

May 20, 2005

reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plan. The opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and any obligation to advise you of changes to such pertinent laws or facts after the date hereof is expressly disclaimed.

Based upon and subject to the foregoing, I am of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when paid for, issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to additional assumptions, qualifications, and limitations as follows:

(a) I have assumed that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Company’s Charter at the time of their issuance.

(b) The enforceability of the Plan is subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors; and general principles of equity, regardless of whether such enforceability is considered by a court of law or equity.

(c) The enforceability of provisions in the Plan that provide that (a) determinations by a person or a person’s designee are conclusive, (b) the Plan may be modified only in writing or in certain respects, and (c) provide for choice of governing law, might be limited.

(d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/S/ JOANNE F. CATANESE Associate General Counsel and Secretary

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